                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Allied Holdings, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             ALLIED HOLDINGS, INC.
                        160 CLAIREMONT AVENUE, SUITE 200
                             DECATUR, GEORGIA 30030

                              [LOGO INSERTED HERE]


                            NOTICE OF ANNUAL MEETING
                                  MAY 12, 1999


TO THE SHAREHOLDERS OF ALLIED HOLDINGS, INC.:

         The annual meeting of shareholders of Allied Holdings, Inc. (the "Company") will be held at the Conference Center, Decatur Holiday Inn, 130 Clairemont Avenue, Decatur, Georgia 30030 on May 12, 1999 at 10:00 a.m., local time, for the following purposes:

                  1.       To elect three directors for terms ending in 2002;

                  2.       To approve the 1999 Employee Stock Purchase Plan;

                  3. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company to serve for the 1999 fiscal year; and

                  4. To take action on whatever other business may properly come before the meeting.

         Only holders of record of common stock at the close of business on March 16, 1999 will be entitled to vote at the meeting. The stock transfer books will not be closed.

                                    By Order of the Board of Directors,

                                    /s/ A. Mitchell Poole, Jr.
                                    -------------------------------------
                                    A. Mitchell Poole, Jr.
                                    President and Chief Operating Officer

Decatur, Georgia
March 29, 1999

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                             ALLIED HOLDINGS, INC.
                        160 CLAIREMONT AVENUE, SUITE 200
                             DECATUR, GEORGIA 30030


                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 12, 1999

                                PROXY STATEMENT


         This Proxy Statement is furnished to shareholders of Allied Holdings, Inc. (the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at the annual meeting of shareholders of the Company to be held on May 12, 1999 at 10:00 a.m., local time, at the Conference Center, Decatur Holiday Inn, 130 Clairemont Avenue, Decatur, Georgia 30030, and any adjournments thereof. The enclosed proxy is revocable at any time before its exercise. Revocation may be made (i) by written notice to the Secretary of the Company, (ii) by attending the meeting and voting in person, or (iii) by filing a subsequent proxy with the Secretary of the Company prior to or at the time of the meeting.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation of shareholders of record by mail, telephone, or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their principals, and the Company will reimburse them for their mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of the no par value common stock of the Company (the "Common Stock"). No remuneration will be paid directly or indirectly for the solicitation of proxies.

         An annual report to the shareholders, including financial statements for the year ended December 31, 1998 is enclosed with this Proxy Statement.

                          VOTING AND OUTSTANDING STOCK

         At the close of business on the record date, March 16, 1999, the Company had outstanding and entitled to vote at the annual meeting 7,964,097 shares of Common Stock. Each share of Common Stock is entitled to one vote and a majority of shares voted shall constitute the affirmative act of the shareholders as to the election of directors. The affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting shall constitute the affirmative act of the shareholders.

         1. ELECTION OF DIRECTORS AND INFORMATION REGARDING DIRECTORS

         The By-Laws of the Company provide for the division of the Board into three classes, each class serving for a period of three years. Members of the three classes currently are as follows: (i) Bernard O. De Wulf, Guy W. Rutland, III, and Robert R. Woodson; (ii) Joseph W. Collier, Guy W. Rutland, IV, Berner
F. Wilson, Jr., and Randall E. West; and (iii) David G. Bannister, A. Mitchell Poole, Jr., Robert J. Rutland, and William P. Benton.

      The directors whose terms will expire at the 1999 annual meeting of shareholders are Bernard O. De Wulf, Guy W. Rutland, III, and Robert R. Woodson. Each of these directors have been nominated to stand for reelection as directors to hold office until the 2002 annual meeting of shareholders or until their successors are elected and qualified.

         Should any one or more of these nominees become unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lessor number of directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of such substitute nominee or nominees.

         If a shareholder specifies a choice on the proxy, the shares of Common Stock represented by the proxy will be voted for the nominees as specified. If no specification is made and the power to vote the shares is not withheld, the shares represented by the proxy will be voted "FOR" each nominee for director named on the proxy.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL IN ORDER TO ELECT THE THREE NOMINEES FOR DIRECTORS LISTED BELOW.

NOMINEES FOR ELECTION TO TERMS EXPIRING 2002 ANNUAL MEETING


BERNARD O. De WULF
Director Since 1993
Age 50

Mr. De Wulf has been Vice Chairman and an Executive Vice President of the Company since October 1993. Prior to such time, Mr. De Wulf was Vice Chairman of each of the Company's subsidiaries. Mr. De Wulf was Vice Chairman of Auto Convoy Co. from 1983 until 1988 when the Company and Auto Convoy Co. became affiliated.


GUY W. RUTLAND, III
Director Since 1964
Age 62

Mr. Rutland was elected Chairman Emeritus in December 1995. Mr. Rutland served as Chairman of the Board of the Company from 1986 to December 1995. Prior to October 1993, Mr. Rutland was Chairman or Vice Chairman of each of the Company's subsidiaries.


ROBERT R. WOODSON
Director Since 1993
Age 67

Mr. Woodson is a member of the Board of Directors of John H. Harland Company. Mr. Woodson served as Chairman of John H. Harland Company from October 1995 to April 1997. Mr. Woodson was also the President and Chief Executive Officer of John H. Harland Company prior to October 1995. Mr. Woodson also serves as a director of Haverty Furniture Companies, Inc.

INCUMBENT DIRECTORS  - TERMS EXPIRING 2001 ANNUAL MEETING


JOSEPH W. COLLIER
Director Since 1995
Age 56

Mr. Collier has been the President of Allied Automotive Group, Inc. since December 1995. Mr. Collier was Executive Vice President of Marketing and Sales and Senior Vice President of Allied Systems, Ltd. from 1991 to December 1995. Prior to joining the Company in 1979, Mr. Collier served in management positions with Bowman Transportation and also with the Federal Bureau of Investigation.


GUY W. RUTLAND, IV
Director Since 1993
Age 35

Mr. Rutland has been Vice President of the Company since October 1993 and Senior Vice President - Operations of Allied Automotive Group, Inc. since November 1997. Mr. Rutland was Vice President - Reengineering Core Team of Allied Automotive Group, Inc., from November 1996 to November 1997. From January 1996 to November 1996 Mr. Rutland was Assistant Vice President of the Central and Southeast Region of Operations for Allied Systems, Ltd. (L.P.) From March 1995 to January 1996 Mr. Rutland was Assistant Vice President of the Central Division of Operations for Allied Systems, Ltd. (L.P.) From June 1994 to March 1995, Mr. Rutland was Assistant Vice President of the Eastern Division of Operations for Allied Systems, Ltd. (L.P.) From 1993 to June 1994 Mr. Rutland was assigned to special projects with an assignment in Industrial Relations/Labor Department and from 1988 to 1993, Mr. Rutland was Director of Performance Management.


RANDALL E. WEST
Director Since 1997
Age 50

Mr. West has been the President of Axis Group, Inc. since October 1997. Mr. West was President of Ryder Automotive Carrier Services, Inc. from January 1996 to October 1997 and Senior Vice President and General Manager of Ryder International from 1993 to 1995.


BERNER F. WILSON, JR.
Director Since 1993
Age 60

Mr. Wilson has been Vice President of the Company since October 1993 and Vice Chairman of the Board of Directors since December 1995. Mr. Wilson was Secretary of the Company from December 1995 to June 1998. Prior to October 1993, Mr. Wilson was an officer or Vice Chairman of several of the Company's subsidiaries. Mr. Wilson joined the Company in 1974 and has held various finance, administration, and operations positions.

INCUMBENT DIRECTORS - TERMS EXPIRING 2000 ANNUAL MEETING


DAVID G. BANNISTER
Director Since 1993
Age 43

Mr. Bannister has been a Managing Director of Grotech Capital Group since June, 1998. Grotech invests in companies primarily located in the Mid-Atlantic and Southeastern regions of the United States and which are in early, emerging and later stage growth cycles. Prior to that time, Mr. Bannister was a Managing Director in the Transportation Group of BT Alex. Brown Incorporated and was employed by that firm in various capacities since 1983. Mr. Bannister is also a director of Landstar System, Inc.


WILLIAM P. BENTON
Director Since 1998
Age 75

Mr. Benton has been an Executive Director with Ogilvy & Mather, an advertising agency, since January 1997. Mr. Benton was the Vice Chairman of Wells Rich Greene/BDDP, an advertising agency, from September 1986 to January 1997. Mr. Benton held numerous key executive positions with Ford Motor Company for more than 37 years, including vice president and general manager of the Ford Division and vice president and general manager of the Lincoln-Mercury Division. He was also responsible for the operating companies that comprised the 15 Western European countries during his Ford of Europe assignment. Mr. Benton's last position with Ford was vice president of Marketing Worldwide. Mr. Benton is also a Director of Speedway Motor Sports, Inc. and Sonic Automotive, Inc.


A. MITCHELL POOLE, JR.
Director Since 1990
Age 51

Mr. Poole has been President, Chief Operating Officer, and Assistant Secretary of the Company since December 1995. Prior to December 1995, Mr. Poole served as Executive Vice President and Chief Financial Officer of the Company. Mr. Poole served as Chief Financial Officer until November 1998. Mr. Poole joined Allied Systems, Ltd. in 1988 as Senior Vice President and Chief Financial Officer. He was appointed President of Allied Industries Incorporated in December 1990 and served in that capacity until December 1997. Prior to joining the Company in 1988, Mr. Poole was an audit partner with Arthur Andersen LLP, independent public accountants.


ROBERT J. RUTLAND
Director Since 1965
Age 57

Mr. Rutland has been Chairman and Chief Executive Officer of the Company since December 1995. Mr. Rutland served as President and Chief Executive Officer of the Company from 1986 to December 1995. Prior to October 1993, Mr. Rutland was Chief Executive Officer of each of the Company's subsidiaries. Mr. Rutland is a member of the Board of Directors of Fidelity National Bank, a national banking association.


OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

         All directors have served continuously since their first election. Robert J. Rutland and Guy W. Rutland, III are brothers. Guy W. Rutland, IV is the son of Guy W. Rutland, III. The Board of Directors held six meetings during 1998. Each director attended at least 75% of the meetings of the Board of Directors and the meetings of committees of which he was a member. The Board of Directors has two standing committees. Certain information regarding the function of the Board's committees, their present membership, and the number of meetings held by each committee during 1998 is presented below.

AUDIT COMMITTEE

         The Audit Committee annually reviews and recommends to the Board of Directors the certified public accounting firm to be engaged as independent auditors of the Company for the next calendar year, reviews the plans and results of the audit engagement with the independent auditors, inquires as to the adequacy of the Company's internal accounting controls, and considers each professional service provided by the independent auditors and whether the providing of such service impairs the independence of the auditors. The members of the Audit Committee are David G. Bannister, Robert R. Woodson, and William
P. Benton. During 1998, the Audit Committee held two meetings.

COMPENSATION COMMITTEE

         The Compensation Committee periodically reviews the compensation and other benefits provided to officers of the Company and advises the Board of Directors with respect to compensation for the officers of the Company. The members of the Compensation Committee are David G. Bannister, Robert R. Woodson and William P. Benton. During 1998, the Compensation Committee held two meetings.

COMPENSATION OF DIRECTORS

         For the year ended December 31, 1998, each director of the Company who was not also an employee received an annual fee of $20,000 and a fee of $3,000 for each meeting of the Board attended, plus reimbursement of expenses incurred in attending meetings. An additional fee of $3,000 is paid for attending two or more committee meetings held the same day as Board meetings.

      On September 2, 1998, the Company granted to each director of the Company who was not also an employee an option to acquire 5,000 shares of the Common Stock pursuant to the Company's Long-Term Incentive Plan (the "LTI Plan"). The options vest over a three year period, 33.3% per year, commencing one year from the date of grant. The exercise price of the options is $10.375 per share, which was the fair market value on the date of grant.

                    COMMON STOCK OWNERSHIP BY MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information about beneficial ownership of the Common Stock as of March 16, 1999 by (i) each director and executive officer of the Company named herein, and (ii) all directors and executive officers of the Company as a group. Unless otherwise indicated, the beneficial owners of the Common Stock listed below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                   Number of Shares         Percentage of Shares
Beneficial Owner                                  Beneficially Owned            Outstanding
----------------                                  ------------------            -----------

Robert J. Rutland(1)                                  1,152,476                     14.5
Guy W. Rutland, III(2)                                  846,615                     10.6
Bernard O. De Wulf(3)                                   515,465                      6.5
Guy W. Rutland, IV(4)                                   648,692                      8.2
A. Mitchell Poole, Jr(5)                                195,284                      2.5
Berner F. Wilson, Jr. (6)                               119,516                      1.5
Joseph W.  Collier (7)                                   23,589                        *
David G. Bannister(8)                                     6,000                        *
Robert R. Woodson(8)                                      6,000                        *
Randall E. West(9)                                       14,349                        *
William P. Benton(8)                                      4,000                        *
                                                      ---------
All executive officers and directors as
     a group(10) (15 persons)                         3,572,426                     44.9

------------------------
*Less than 1% not applicable

(1) Includes 18,099 shares owned by his wife to which he disclaims beneficial ownership and 63,632 shares owned by him under the Restricted Stock Plan.
(2) Includes 18,099 shares owned by his wife and 67,800 shares owned by a private foundation to which he disclaims beneficial ownership and 4,064 shares owned by him under the Restricted Stock Plan.
(3) Includes 150,550 shares held in trust for the benefit of his wife and family members and 7,915 shares owned by him under the Restricted Stock Plan.
(4) Includes 647,211 shares held in a limited partnership of which he is directly the beneficiary and 1,481 shares owned by him under the Restricted Stock Plan.
(5)      Includes 41,634 shares owned by him under the Restricted Stock Plan.
(6)      Includes 1,996 shares owned by him under the Restricted Stock Plan.
(7) Includes 21,589 shares owned by him under the Restricted Stock Plan. Does not include options to acquire 50,750 shares.
(8)      Does not include options to acquire 5,000 shares.
(9) Includes 9,349 shares owned by him under the Restricted Stock Plan. Does not include options to acquire 10,000 shares.
(10) Includes 185,990 shares issued under the Restricted Stock Plan. Does not include options to acquire 89,050 shares.

         The following table sets forth certain information about beneficial ownership of each person known to the Company to own more than 5% of the outstanding common stock as of March 16, 1999, other than directors of the Company.

Name and Address of                          Number of Shares        Percentage of Shares
Beneficial Owner                            Beneficially Owned           Outstanding
----------------                            ------------------           -----------

Goldman, Sachs & Co. (1)                          770,500                      9.7
85 Broad Street
New York, NY  10004

J. P. Morgan & Co. Incorporated (2)               668,000                      8.4
60 Wall Street
New York, New York 10260

Dimensional Fund Advisors, Inc. (3)               478,435                      6.0
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Private Capital Management, Inc. (4)              409,800                      5.1
3003 Tamiami Trail N.
Naples, Florida  34103


(1) According to a Schedule 13G dated February 14, 1999, filed on behalf of Goldman, Sachs & Co. and affiliates.
(2) According to a Schedule 13G dated February 22, 1999, filed on behalf of J.P. Morgan & Co. Incorporated.
(3) According to a Schedule 13G dated February 11, 1999, filed on behalf of Dimensional Fund Advisors, Inc.
(4) According to a Schedule 13G dated February 16, 1999, filed on behalf of Private Capital Management, Inc. and affiliated persons and entities.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board, which was formed in December 1993, reviews, administers and monitors the Company's executive compensation plans, policies and programs.

EXECUTIVE COMPENSATION COMPONENTS

         The executive compensation philosophy of the Company is to link compensation with enhancement of shareholder value. The Company's executive compensation is based on three principal components, each of which is intended to support the overall compensation philosophy. The three principal components are:

         Base Salary. Base salary amounts for each of the named executive officers are specified in their employment agreements. During December 1997, the Compensation Committee approved amendments to the employment agreements with Messrs. Robert Rutland, Poole and Collier to increase their base pay to the amounts set forth in this Proxy Statement. The amendments to the employment agreements and the adjustments to base pay were made, in part, based on a compensation study performed for the Company by an independent consultant. Mr. West entered into an employment agreement with the Company in October 1997.

         Incentive Compensation. In January 1997, the Compensation Committee approved amendments to the employment agreements with the named executive officers to allow them to participate in the Company's EVA Based Incentive Plan ("Incentive Plan"). Beginning in 1997, incentive compensation for the named executive officers was paid in accordance with the Incentive Plan. Economic Value Added ("EVA") and the Incentive Plan are discussed in detail below.

         Stock Compensation. Executive officers are eligible to receive annual grants of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance units and performance shares under the LTI Plan. During 1998, the Compensation Committee awarded shares of restricted stock to various officers, including the named executive officers, pursuant to the LTI Plan.

EVA AND THE INCENTIVE PLAN

         The primary objective of the Company in regard to executive compensation is to link compensation with shareholder value. The Company has adopted a formalized approach to measuring value creation through the EVA framework. The Company together with Stern Stewart & Co., the financial advisory firm that pioneered the EVA framework, undertook a five-month project during 1996 to create and install an EVA based performance measurement and incentive compensation system. The proprietary EVA financial measure can be defined as net operating profits after tax ("NOPAT"), less a capital charge for the average operating capital employed. NOPAT is a measure of operating results which differs from normal accounting profit due to the adjustment for certain non-economic charges. The Company believes that EVA more accurately measures shareholder value created than traditional performance measures such as return on assets, earnings per share and return on equity.

         EVA provides a framework that enables management to make decisions designed to build long-term value for the Company and its shareholders rather than focus on short-term results. In 1998, EVA was the measure used to determine incentive compensation for senior management.

CEO COMPENSATION

         The Compensation Committee believes that Robert J. Rutland's compensation as Chief Executive Officer appropriately relates to short and long term performance. Mr. Rutland's base salary in 1998 was $500,000 as provided by his employment agreement. Additionally, Mr. Rutland was paid a bonus in an amount equal to $149,625 for 1998 which was calculated in accordance with a formula set forth in the Incentive Plan. The Compensation Committee believes that Mr. Rutland's employment agreement provides for appropriate compensation to Mr. Rutland based upon the measures described above for determining executive officer compensation. The Compensation Committee considers the compensation received by Mr. Rutland to be comparable to chief executive officers of other leading companies engaged in transportation.

         David G. Bannister        William P. Benton         Robert R. Woodson

                          EXECUTIVE COMPENSATION TABLE

Remuneration paid in 1998, 1997 and 1996 to executive officers is set forth on the following table:


                                                                                      Long-Term Compensation
                                                                                      ----------------------

                                                                                                Securities
                                                                                Restricted      Underlying
                                                                 Other Annual     Stock         Options/SAR      All Other
  Name and Principal Position    Year     Salary        Bonus   Compensation(1)  Awards(2)       Awards (#)    Compensation(3)
  ---------------------------    ----     ------       ------   ---------------  ---------       ----------    --------------

Robert J. Rutland                1998   $500,000     $149,625       $29,038       $231,840          3,938         $197,466
  Chairman and Chief             1997    440,049      304,444        38,717             --             --          217,678
  Executive Officer              1996    427,000      121,620            --        200,000             --          284,845

Bernard O. De Wulf               1998    341,270       54,632            --         47,337          1,438          133,881
  Vice Chairman and              1997    330,037      121,778            --             --             --          136,101
  Executive Vice President       1996    320,000       75,000            --             --             --          138,744

                                                                                                    3,150
A. Mitchell Poole, Jr.           1998    400,000      119,700        23,230        129,835             --           55,592
   President and Chief           1997    298,700      200,633        30,973             --             --           42,416
   Operating Officer             1996    290,000      121,620            --        160,000                          43,347

Joseph W. Collier                1998    300,000       97,352        11,615         69,546          2,562           19,201
   President - Allied            1997    200,000      119,276        15,487             --             --               --
   Automotive Group, Inc.        1996    175,000       60,816            --         80,000             --               --

Randall E. West (4)              1998    242,000       67,247            --         56,106          1,769           16,812
   President - Axis              1997    242,000      194,811        50,103             --             --            1,417
   Group, Inc.                   1996    220,000      125,000        50,000             --             --               --

  -----------------
  (1) Represents amounts paid to the named executives other than Mr. West for reimbursement of income tax liabilities incurred due to the issuance of restricted stock awards. Amounts paid to Mr. represent reimbursement for moving expenses.
  (2) Represents dollar value of awards granted based on the closing market price on December 31 of the year of grant. Under the Restricted Stock Plan, restrictions lapse over a five year period, 20% per year, commencing on the first anniversary of the date of grant. The aggregate restricted stock holdings at the end of 1998 for Mr. Rutland were 41,128 shares (value at December 31, 1998 equaled $591,215); for Mr. De Wulf, 3,293 shares (value at December 31, 1998 equaled $47,337); for Mr. Poole, 29,032 shares (value at December 31, 1998 equaled $417,335); for Mr. Collier, 14,838 shares (value at December 31, 1998 equaled $213,296); and for Mr. West, 3,903 shares (value at December 31, 1998 equaled $56,106).
  (3) Amounts in this column represent the imputed cost to the Company of the premiums paid on "split dollar" insurance agreements with the named executive officers based on an interest-free loan basis. The amounts reported are required by the Securities and Exchange Commission's rules; however, the amounts exceed the taxable compensation recognized by the named executive officers in regard to the split dollar payments. The taxable compensation recognized by the named executive officers in 1998 as a result of payments made pursuant to the split dollar agreements is: $20,197 for Mr. Rutland; $4,319 for Mr. De Wulf; $1,354 for Mr. Poole; $1,920 for Mr. Collier; and $1,090 for Mr. West. Upon termination of each split dollar agreement for any reason, the Company will receive back the aggregate of the premiums paid.

  (4) Mr. West joined the Company in 1997, and his compensation in 1997 includes amounts paid by his former employer through September 30, 1997. All compensation in 1996 was paid by his former employer.


                     OPTION/SAR GRANTS FOR LAST FISCAL YEAR

                      INDIVIDUAL GRANTS                                Potential Realizable Value at Assumed Annual Rates of Stock
                                                                       Price Appreciation for Option Term (4 Years)*
                                                                       -------------------------------------------

                                                                                           5%                     10%
                                                                                  --------------------    ---------------------

                        Number of        % of Total
                        Securities        Options/
                        Underlying       SARS Granted    Exercise or
                          Options/       to Employees     Base Price    Expiration  Price Per   Aggregate  Price Per  Aggregate
    Name               SARS Granted(1)  in Fiscal Year   ($/Share)(1)      Date     Share       Value(2)     Share    Value (2)
    ----               ---------------  --------------   ------------      ----     -----       --------   ---------  --------

Robert J. Rutland         3,938              6.5%          $11.88       12/17/02    $17.47      $9,702       $21.05     $23,825

Bernard O. De Wulf        1,438              2.4%           11.88       12/17/02     17.47       3,552        21.05       8,700

A. Mitchell Poole, Jr.    3,150              5.2%           11.88       12/17/02     17.47       7,780        21.05      19,058

Joseph W. Collier         2,562              4.2%           11.88       12/17/02     17.47       6,328        21.05      15,500

Randall E. West           1,769              2.9%           11.88       12/17/02     17.47       4,369        21.05      10,703

*The dollar gains under these columns result from calculations assuming 5% and 10% growth rates from the December 31, 1998 closing price of the Company's Common Stock as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Common Stock. The gains reflect a future value based upon growth at these prescribed rates. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(1) All awards under the SAR Plan were made in connection with the Incentive Plan. The SAR awards vest over 3 years and must be exercised during the fourth year. The exercise price increases 6% per year.

         It is important to note that stock appreciation rights have value to recipients, including the named executive officers, only if the stock price advances beyond the exercise date price shown in the table, increased by 6% per year, during the option term.

(2) Not discounted to present value. Using a discount rate of 10.5%, which approximates the Company's cost of capital, the present value of the assumed potential realizable value of Mr. Rutland's award is $6,507 at a 5% annual rate of stock price appreciation and $15,980 at a 10% annual rate of stock price appreciation, of Mr.De Wulf's award is $2,382 at a 5% annual rate of stock price appreciation and $5,835 at a 10% annual rate of stock price appreciation; of Mr. Poole's award is $5,218 at a 5% annual rate of stock price appreciation and $12,782 at a 10% annual rate of stock price appreciation, of Mr.Collier's award is $4,244 at a 5% annual rate of stock price appreciation and $10,396 at a 10% annual rate of stock price appreciation; and of Mr. West's award is $2,930 at a 5% annual rate of stock price appreciation and $7,179 at a 10% annual rate of stock price appreciation.

         The following table sets forth as to each of the named executive officers information with respect to option exercises during 1998 and the status of their options on December 31, 1998 (i) the number of shares of Common Stock underlying options exercised during 1998, (ii) the aggregate dollar value realized upon the exercise of such options, (iii) the total number of exercisable and non-exercisable stock options held on December 31, 1998 and
(iv) the aggregate dollar value of in-the-money exercisable options on December 31, 1998.

            AGGREGATED OPTION EXERCISES DURING LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                                           Value of Unexercised In-the-Money
                        Number of                        Number of Unexercised Options            Options at Fiscal
                         Shares                                at Fiscal Year End                     Year End(1)
                      Acquired Upon        Value               ------------------                     -----------
                       Exercise of     Realized Upon
             Name        Option        Upon Exercise     Exercisable     Unexercisable     Exercisable        Unexercisable
             ----        ------         --- --------     -----------     -------------     -----------        -------------

Robert J. Rutland          --              --                  --                --              --                   --

Bernard O. De Wulf         --              --                  --                --              --                   --

Mitchell Poole, Jr.        --              --                  --                --              --                   --

Joseph W. Collier          --              --              30,750           20,000          $148,065              $97,400

Randall E. West            --              --               3,333            6,667               --                   --

(1) In accordance with the Securities and Exchange Commission's rules, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be $14.375, the closing price of the Common Stock price reported on The New York Stock Exchange on December 31, 1998.

EMPLOYMENT AND SEVERANCE AGREEMENTS

         Messrs. Robert Rutland, De Wulf, Poole, Collier, and West have entered into employment agreements with the Company. These agreements, which are substantially similar, are for five year terms ending in January 2001, except for Mr. West's, which expires December 31, 1999. These agreements provide for compensation to the officers in the form of annual base salaries, plus percentage annual increases in subsequent years based upon either the Consumer Price Index, or such amount established by the Compensation Committee.

         The employment agreements also provide that in the event of (i) an officer's termination of employment by the Company other than for cause, (ii) termination by the officer for reasons such as a material change by the Company in the officer's duties and responsibilities or as a result of a merger or consolidation of the Company, or (iii) the death or disability of the officer, the officer shall receive severance benefits from the Company. These severance benefits include a cash payment in an amount equal to two times (i) the annual base salary, plus (ii) the average of the previous two years' bonus payments for the applicable officer. The severance benefits that would have been due pursuant to the employment agreements effective January 1, 1999 are: $1,503,944 to Mr. Rutland, $892,647 to Mr. De Wulf, $1,160,233 to Mr. Poole, $846,952 to Mr.
Collier, and $742,542 to Mr. West. The Company is also required to provide to the officer group medical and hospitalization benefits and related benefits for a period of one year.

LONG-TERM INCENTIVE PLAN

         The Company's LTI Plan allows for the issuance of an aggregate of 650,000 shares of Common Stock. The LTI Plan authorizes the Company to grant incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance units and performance shares to eligible employees as determined by the LTI Plan. The LTI Plan was adopted and approved by the Board of Directors and shareholders in July 1993.

         The Compensation Committee elects those employees to whom awards are granted under the LTI Plan and determines the number of performance units, performance shares, shares of restricted stock, and stock appreciation rights granted pursuant to each award and prescribes the terms and conditions of each such award.

Nonqualified Stock Option Plan

         During 1998 the Company granted options to purchase 15,000 shares of the Company's Common Stock at a price per share of $10.375. The options are granted pursuant to the non-qualified stock option provisions set forth in the LTI Plan and are not intended to qualify as incentive stock options within the meaning of the Internal Revenue Code of 1986, as amended. A maximum of 300,000 shares may be issued as non-qualified options under the provisions of the LTI Plan. Options granted become exercisable after one year in 20% or 33% increments per year and expire ten years from the date of the grant. Options to acquire 111,888 shares of Common Stock were exercisable at December 31, 1998.

Restricted Stock Plan

         Effective December 19, 1996 the Company adopted the Allied Holdings, Inc. Restricted Stock Plan ("Restricted Stock Plan") pursuant to authority granted by the LTI Plan. The awards granted under the Restricted Stock Plan vest over five years, 20% per year commencing on the first anniversary of the date of grant. On February 25, 1998 the Company awarded an aggregate of 54,523 shares, with an aggregate value of $1,049,568 as of the date of grant.

STOCK APPRECIATION RIGHTS PLAN

         The Board of Directors of the Company adopted the Allied Holdings, Inc. Stock Appreciation Rights Plan effective January 1, 1997 (the "SAR Plan"). The purpose of the SAR Plan is to provide deferred compensation to certain management employees of the Company. Such deferred compensation shall be based upon the award of stock appreciation rights units, the value of which are related to the appreciation in fair market value of the Common Stock. All payments under the SAR Plan are made in cash. The Compensation Committee determines the applicable terms for each award under the SAR Plan. In 1998, the Compensation Committee issued stock appreciation rights units for an aggregate of 60,610 shares of Common Stock. All awards under the SAR Plan were made in connection with the Incentive Plan. The SAR awards vest over 3 years and must be exercised during the Fourth Year. The exercise price increases 6% per year.

EVA BASED INCENTIVE PLAN

         The Board of Directors of the Company adopted the Incentive Plan effective January 1, 1997. The Incentive Plan's objectives are to focus on (i) creating shareholder value and rewarding participants significantly when achieved, and (ii) sustaining continuous performance improvement.

         The Incentive Plan is administered by the Compensation Committee. Under the Incentive Plan, incentive compensation will be directly linked to changes in EVA. EVA is measured for each of the Company's major operating units and rewards participants for increases in EVA and penalizes such employees for any decreases in EVA. Management employees designated as participants by the Chairman and President of the Company and approved by the Compensation Committee are eligible to participate in the Incentive Plan. Target bonus amounts are determined for each participant by the Chairman and President and approved by the Compensation Committee.

         A participant's target bonus is either based solely on the performance of the Company on a consolidated basis or on the performance of a subsidiary or a business unit and the Company. For example, a target bonus might be based 75% on a business unit or a subsidiary and 25% on the Company's consolidated results.

         Annually, an actual bonus is declared for each participant based on the comparison of the change in EVA to the expected change in EVA. If the change in EVA is exactly equal to the expected change in EVA, the actual bonus will equal the target bonus. The actual bonus for any calendar year will be higher than the target bonus if the change in EVA is higher than the expected change in EVA and lower if the change in EVA is lower than the expected change in EVA. Such adjustment shall be established by the Compensation Committee in its sole discretion.

         The actual bonus declared for each participant with respect to any calendar year will be allocated to the participants' bonus bank, within 30 days after the amount of the actual bonus for such year is determined. If, after the allocation with respect to any calendar year, the balance in the participant's bonus bank is less than or equal to the participant's target bonus for such year, the entire amount in the bonus bank will be paid as soon as practicable but in no event later than 15 days following such allocation. If the balance in the bonus bank is greater than the target bonus, the participant will be paid the target bonus plus one-third of the remainder of the bonus bank balance. Amounts remaining in the bonus bank are carried forward to future years. Negative bonuses may be declared if the change in EVA for any calendar year is significantly below the expected change in EVA for such year and negative bonuses declared will be subtracted from the bonus bank.

         Ninety-five percent of the portion of the actual bonus payable to a participant with respect to any calendar year is paid to the participants in cash and 5% is paid in the form of stock appreciation rights, pursuant to the SAR Plan.

RETIREMENT PLANS

         The Company maintains a tax qualified defined benefit pension plan (the "Retirement Plan"). The table set forth below illustrates the total combined estimated annual benefits payable under the Retirement Plan to eligible salaried employees for years of service assuming normal retirement at age 65.

Allied Defined Benefit Pension Plan

                                                               Years of Service
                                                               ----------------

Remuneration              10               15               20               25               30               35
------------              --               --               --               --               --               --

100,000               20,000           30,000           40,000           50,000           50,000           50,000

125,000               25,000           37,500           50,000           62,500           62,500           62,500

150,000               30,000           45,000           60,000           75,000           75,000           75,000

175,000               32,000           48,000           64,000           80,000           80,000           80,000

200,000               32,000           48,000           64,000           80,000           80,000           80,000

225,000               32,000           48,000           64,000           80,000           80,000           80,000

250,000               32,000           48,000           64,000           80,000           80,000           80,000

275,000               32,000           48,000           64,000           80,000           80,000           80,000

300,000               32,000           48,000           64,000           80,000           80,000           80,000

         The Retirement Plan uses average compensation, as defined by the Retirement Plan, paid to an employee by the plan sponsor during a plan year for computing benefits. Compensation includes bonuses and any amount contributed by a plan sponsor on behalf of an employee pursuant to a salary reduction agreement which is not includable in the gross income of the employee under Internal Revenue Code ("IRC") Sections 125, 402(a)(8), or 402(h). However, compensation in excess of the IRC Section 401(a)(17) limit shall not be included. The limit for 1998 is $160,000.

         The compensation covered by the Retirement Plan for Messrs. Robert Rutland, De Wulf, Poole, Collier and West is $160,000.

         The estimated years of credited service for each of the current executives as of December 31, 1998 is as follows:

                                                                  Years of Credited Service
                        Name                                      as of December 31, 1998
                        ----                                      -------------------------
          Robert J. Rutland                                                 34.7
          Joseph W.  Collier                                                19.0
          Bernard O. De Wulf                                                15.0
          A.Mitchell Poole, Jr.                                             10.7
          Randall E. West                                                    1.3

         The benefits shown in the Pension Plan Table are payable in the form of a straight life annuity commencing at age 65. There is no reduction for social security benefits or other offset amounts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         David G. Bannister, William P. Benton and Robert W. Woodson served as members of the Compensation Committee during the year ended December 31, 1998. None of the members of the Compensation Committee were officers of the Company or had any relationship with the Company requiring disclosure under Securities and Exchange Commission regulations.

CERTAIN TRANSACTIONS

         Prior to December 31, 1997, the Company leased the space in the building in which its headquarters is located from DELOS, a general partnership of which Messrs. Rutland, III Robert Rutland, and Wilson are beneficially the sole general partners. The Company provided loans to DELOS in the aggregate amount of $573,419 which bear interest at the rate of 6% per annum. On December 31, 1997, DELOS sold the building to an unrelated party and in January 1998, DELOS repaid the Company the $573,419 loan.

PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return (stock price appreciation plus dividend) on the Company's Common Stock with the cumulative total return of The Nasdaq Stock Market (U. S. Companies) and of the Nasdaq Trucking and Transportation Companies for the period beginning September 30, 1993, the date on which the Common Stock was registered under the Securities Exchange Act of 1934, as amended, through and including December 31, 1998. While the Company began trading on the New York Stock Exchange in March 1998, it believes that the NASDAQ Stock Market (U.S.) Index and the NASDAQ Trucking and Transportation Index are the appropriate indicies for purposes of the performance graph.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                         AMONG ALLIED HOLDINGS, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE NASDAQ TRUCKING & TRANSPORTATION INDEX


Allied Hldgs Inc (AHI)

                                                                                        CUMULATIVE TOTAL RETURN
                                  -------------------------------------------------------------------------------------------------
                                  12/93 3/94  6/94  9/94  12/94  3/95  6/95  9/95  12/95  3/96  6/96  9/96  12/96  3/97  6/97  9/97

ALLIED HOLDINGS, INC.               100   87    70    68     55    49    40    37     40    41    48    47     37    31    51    99
NASDAQ STOCK MARKET (U.S.)          100   96    91    99     98   107   122   137    138   145   157   162    170   161   190   222
NASDAQ TRUCKING & TRANSPORTATION    100  100    93    95     91    95   104   106    106   116   115   110    117   115   132   155


Allied Hldgs Inc (AHI)

                                  -----------------------------
                                  12/97 3/98  6/98  9/98  12/98

ALLIED HOLDINGS, INC.                88   92    97    62     66
NASDAQ STOCK MARKET (U.S.)          208  244   251   227    294
NASDAQ TRUCKING & TRANSPORTATION    149  169   159   114    132


* $100 INVESTED ON 12/31/93 IN STOCK OR INDEX --
  INCLUDING REINVESTMENTS OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

              2. APPROVAL OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN

         On December 16, 1998, the Board of Directors adopted the 1999 Employee Stock Purchase Plan ("1999 Plan"), in the form attached hereto as Exhibit A, covering 350,000 shares of Common Stock. The purpose of the 1999 Plan is to give all employees of the Company and subsidiaries who are full-time employees the opportunity to subscribe for shares of Common Stock on an installment basis through payroll deductions and thereby obtain or increase a proprietary interest in the Company. The number of shares for which an employee may subscribe is limited to those which can be purchased, through payroll deductions of not less than 1% nor more than 10% of the employee's rate of compensation for each pay period in effect on the date of the payroll deductions. Purchases under the 1999 Plan are limited to the lesser of (i) $10,000 of fair market value of the Common Stock or (ii) 600 shares of the Common Stock for each calendar year. The purchase price per share is 85% of the lesser of the fair market value for a share of Common Stock (as reported in the record of Composite Transactions for New York Stock Exchange listed securities and printed in The Wall Street Journal as of (i) the Offering Commencement Date or (ii) the Offering Termination Date, as defined in the 1999 Plan.

         Payment for the shares will be made by payroll deductions. The number of shares subscribed for and the purchase price per share are subject to adjustment in the event of the payment of stock dividends or stock splits and certain other capital adjustments. An employee may terminate his or her subscription at any time on or before the 10th day prior to an Offering Commencement Date.

         The general income tax rules applicable to the 1999 Plan as set forth below are applicable to employees for U.S. federal income tax purposes:

         No taxable income will be recognized by an employee either at the time options are granted pursuant to the 1999 Plan or at the time an employee purchases shares pursuant to the 1999 Plan. If an employee disposes (a disposition includes, among other things, sales and gifts) of shares TWO YEARS OR MORE after the date when the related option is granted and at least one year after the employee acquired the shares, then at that time the employee will recognize as compensation income the lesser of:

         A. the excess of the fair market value of shares on the date of disposition over the amount paid for such shares, or

         B. 15% of the fair market value of the shares at the beginning of the Offering Period in which the shares were acquired.

         In addition, the employee may recognize a long-term capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the stock and the basis in the stock (i.e., purchase price plus the amount, if any, taxed to the employee as ordinary compensation income). If an employee disposes of the shares (including any gifts of shares) WITHIN TWO
YEARS of the date when the related option was granted or within one year after the employee acquired the shares, at that time the employee will recognize compensation income equal to the fair market value of the shares on the day the employee purchased them (the last business day of the applicable Offering Period) less the amount paid for the shares. In addition, the employee will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the stock and the employee's basis in the stock (i.e., in this case, the purchase price plus the amount taxed to the employee as compensation income). If the holding periods set forth above are satisfied, the Company will not receive any deduction for federal income tax purposes with respect to the options or the shares issued pursuant thereto. If the holding periods are not satisfied, the Company may be entitled to a deduction in an amount equal to the amount which is considered compensation income.

         The general income tax rules applicable to the 1999 Plan set forth below are applicable to employees resident in Canada for Canadian federal income tax purposes:

         No taxable income will be recognized by an employee at the time options are granted pursuant to the 1999 Plan. If the employee purchases shares pursuant to the 1999 Plan, then at that time the employee will recognize as income from employment and amount equal to the excess of the fair market value of the shares at the time such shares are purchased by the employee over the price which paid for them.

         If the employee disposes of the shares (including any gift of shares), at that time the employee will ordinarily recognize a capital gain or loss in an amount equal to the difference between the amount realized on the sale of the shares and the employee's basis in the shares (i.e. the fair market value of the shares at the time the employee acquired them). The tax basis of the shares must be adjusted each time a new acquisition is made to recognize that the tax basis is calculated as an average over the total number of shares purchased. The Company will not receive any deduction for Canadian income tax purposes with respect to the options or the shares issued pursuant thereto. All dividends received on shares acquired under the 1999 Plan, even if reinvested in additional shares, will be required to be included in the employee's income for the year in which such dividends are paid. Dividends on the shares will not qualify for the dividend tax credit since the Company is not resident in Canada.

         The Company will include in the T-4 Supplementary Form prepared for each Canadian employee the appropriate amount of employment income arising on the purchase of shares through the 1999 Plan. If the employee sells any shares, it becomes the employee's responsibility to calculate any gains or losses incurred and to compute his or her income for Canadian tax purposes accordingly.

         The 1999 Plan may be amended by the Board of Directors in any way which does not adversely affect the rights of employees under subscription agreements previously entered into under the 1999 Plan.

         If a shareholder specifies a choice on the Proxy, the shares of Common Stock represented by the Proxy will be voted for the approval of the 1999 Plan. If no specification is made and the power to vote the shares is not withheld, the shares represented by the Proxy will be voted "FOR" approval of the 1999.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ADOPT THE 1999 EMPLOYEE STOCK PURCHASE PLAN.


             3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the firm of Arthur Andersen LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1999, subject to ratification of this appointment by the shareholders of the Company. Arthur Andersen LLP has served as independent auditors of the Company since 1980 and is considered by management of the Company to be well qualified. The Company has been advised by the firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity.

         The Company expects representatives of Arthur Andersen LLP to be present at the Annual Meeting of shareholders and expects that they will have the opportunity to make a statement if they desire to do so. It is further anticipated that such representatives will be available to respond to appropriate questions.

         If a shareholder specifies a choice on the Proxy, the shares of Common Stock represented by the Proxy will be voted for the ratification of the appointment of Arthur Andersen LLP as independent auditors of the Company. If no specification is made and the power to vote the shares is not withheld, the shares represented by the Proxy will be voted "FOR" ratification of the appointment of Arthur Andersen LLP.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 1999 FISCAL YEAR.


                              SHAREHOLDER PROPOSALS

         Any proposal that a shareholder intends to present at the 2000 Annual Meeting must be received at 160 Clairemont Avenue, Suite 200, Decatur, Georgia 30030 addressed to the attention of A. Mitchell Poole, Jr., President and Chief Operating Officer, not later than December 1, 1999.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission and The New York Stock Exchange. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all
Section 16(a) forms they file.

         Based solely upon a review of the copies of the forms furnished to the Company, the Company believes that during the 1998 fiscal year all filing requirements applicable to its officers, directors and 10% shareholders were complied with, except that William P. Benton failed to timely file a Form 3 Report.


                                 OTHER MATTERS

         Action will be taken on whatever other matters may properly come before the meeting. Management of the Company is not aware of any other business matters to be considered at the annual meeting except the Report of Management and presentation of financial statements. If any other matters properly come before the meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all proxies with respect to such matters and in accordance with the recommendations of management of the Company.

         No director has informed the Company that he intends to oppose any recommended action as specified in this Proxy Statement. With the exception of election to office, no director or officer has a substantial interest in any matter to be acted upon.

         Management of the Company urges you to sign and return the enclosed Proxy promptly whether or not you expect to be present at the meeting. No postage is necessary if mailed in the United States. IF YOU DO ATTEND, YOU MAY THEN WITHDRAW YOUR PROXY.

         UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO A. MITCHELL POOLE, JR., 160 CLAIREMONT AVENUE, SUITE 200, DECATUR, GEORGIA 30030, A COPY OF THE COMPANY'S 1998 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) WILL BE PROVIDED FREE OF CHARGE. EXHIBITS TO FORM 10-K WILL BE PROVIDED UPON REQUEST AND PAYMENT OF REASONABLE COST, IF ANY, OF REPRODUCTION AND DELIVERY.

                                   EXHIBIT A

                             ALLIED HOLDINGS, INC.
                       1999 EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I
                              PURPOSE AND APPROVAL

1.1 PURPOSE OF THE PLAN. The purpose of the Allied Holdings, Inc. 1999 Employee Stock Purchase Plan is to provide a method whereby Employees of the Company may acquire a proprietary interest in the Company through the purchase of Shares of common stock of Allied Holdings, Inc. The Plan is intended to qualify as an "Employee Stock Purchase Plan" as defined in Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of the Code.

1.2 APPROVAL OF THE PLAN. The Plan was adopted by the Board on December 16, 1998, subject to approval by the Company's shareholders, as required by the Code.

                                   ARTICLE II
                                  DEFINITIONS

2.1 "ACCOUNT" means the account maintained by the Company for a Participant pursuant to Section 3.3.

2.2      "ACT" means the Securities Exchange Act of 1934, as amended.

2.3      "BOARD" means the Board of Directors of Allied Holdings, Inc.

2.4      "CODE" means the Internal Revenue Code of 1986, as amended.

2.5 "COMMITTEE" means the Compensation Committee of the Board, or such other Committee as the Board may designate to administer the Plan pursuant to
Article VI.

2.6      "COMPANY" means Allied Holdings, Inc. and its Subsidiaries.

2.7 "COMPENSATION" means all base straight time gross earnings, commissions, overtime and other compensation, but shall not include income recognized pursuant to stock options or Shares purchased hereunder or to imputed fringe benefit income.

2.8      "ELIGIBLE EMPLOYEE" means an Employee described in Section 3.2.

2.9 "EMPLOYEE" means any person who is an employee of the Company for tax purposes, subject to the exclusion of such persons or classes of persons as the Committee may determine to be consistent with Code Section 423 and other applicable law.

2.10 "EXERCISE PRICE" means the purchase price for Shares purchased pursuant to the exercise of an Option identified in Section 4.1.

2.11     "FAIR MARKET VALUE" means,

         (a) If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of such determination, as reported in "The Wall Street Journal" or such other source as the Committee deems reliable, or;

         (b) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, Fair Market Value shall be the mean of the closing bid and asked prices for Shares on the date of such determination, as reported in "The Wall Street Journal" or such other source as the Committee deems reliable, or;

         (c) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee.

2.12 "HOLDING PERIOD" means that period beginning on an Offering Termination Date on which Shares purchased by Participants and ending twelve
(12) calendar months later.

2.13 "OFFERING" means an offering to Participants of Options to purchase Shares under Section 4.1.

2.14 "OFFERING COMMENCEMENT DATE" means the first business day of the calendar quarter applicable to the Offering.

2.15 "OFFERING TERMINATION DATE" means the last business day of the calendar quarter applicable to the Offering.

2.16 "OPTION" means an option to purchase Shares granted pursuant to the Plan.

2.17 "PARTICIPANT" means an Eligible Employee who has elected to participate in the Plan pursuant to Section 3.3, and who has not become an ineligible Employee or withdrawn from participation in the Plan pursuant to
Article III.

2.18     "PLAN" means the Allied Holdings, Inc. 1999 Employee Stock Purchase
Plan.

2.19 "PLAN ADMINISTRATOR" means the Vice President, Human Resources of Allied Industries Incorporated or such other individual as the Committee may designate to administer the Plan pursuant to Article VI.

2.20     "SHARE" means one share of common stock no par value of Allied
Holdings, Inc.

2.21 "SUBSIDIARY" means a corporation (or other form of entity which the Committee has determined shall be treated as a corporation for purposes of Code
Section 423), domestic or
foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or Subsidiary.

2.22 "TRANSFER AGENT" means the officially designated transfer agent of the Company.

                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION

3.1      GRANTING OF OPTIONS TO EMPLOYEES

         A. GRANTING OF OPTIONS TO COMPANY EMPLOYEES ONLY. To the extent permitted by the Plan, Options to purchase Shares hereunder, shall only be granted to Employees of the Company.

         B. EMPLOYEE RIGHTS AND PRIVILEGES. All Employees granted Options under the Plan shall have the same rights and privileges, except that the Committee may from time to time provide for differences in the rights and privileges of Employees granted Options hereunder, so long as such differences do not jeopardize the qualification of the Plan under Code Section 423 or violate other applicable law.

3.2 ELIGIBILITY OF EMPLOYEES. Employees who qualify as Eligible Employees pursuant to this Section shall be eligible to elect to participate in the Plan in accordance with Section 3.3.

         A. ELIGIBLE EMPLOYEE DEFINED. Except as otherwise required by Code Section 423 or other applicable law, including, without limitation, securities laws of a foreign jurisdiction applicable to such Employee, an Employee shall be considered an Eligible Employee for purposes of participation in the Plan as of the first Offering Commencement Date after Employee attains the age of twenty-one (21), provided, that, such Employee's customary employment with the Company is at least twenty (20) hours per week and more than five (5) months per calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91)st day of such leave.

         B. REHIRED EMPLOYEES. If an Eligible Employee who has ceased to be an Employee becomes an Employee again on a date thereafter, such Employee automatically shall become an Eligible Employee effective as of the Offering Commencement Date following such date.

         C.       EMPLOYEES DEEMED INELIGIBLE FOR PARTICIPATION

                  (i) 5% OWNERS. No Option shall be granted hereunder to any Employee who, immediately after the Option is granted, would own, within the meaning of Code Section 424(d), Shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this Section, Shares that an Employee would be entitled to purchase on the Offering Termination Date applicable to an Option that has been granted pursuant to Section 4.1 shall be treated as owned by the Employee.

                  (ii) EMPLOYEES WITH EXERCISE RIGHTS IN EXCESS OF $25,000 PER YEAR. No Option shall be granted hereunder to any Employee if, within the calendar year in which such Option first becomes exercisable, such Option (together with any other options that first become exercisable in such year that have been granted to the Employee under the Plan or any other qualified employee stock purchase plan maintained by the Company) would provide the Employee with the right in such year to purchase Shares having a Fair Market Value (determined on the Offering Commencement Date applicable to each such Option) in excess of $25,000.

                  (iii) OTHER EMPLOYEES. The Committee may from time to time deem ineligible for participation hereunder any class or group of Employees, so long as the exclusion of such class or group from participation does not jeopardize the qualification of the Plan under Code Section 423 or violate other applicable law.

3.3      ELECTION TO PARTICIPATE

         A. PAYROLL DEDUCTION AUTHORIZATION FORM. An Eligible Employee may elect to participate in the Plan by filing a properly completed authorization form, or such other authorization as the Plan Administrator shall require, with the party designated by the Plan Administrator no later than ten (10) business days before the Offering Commencement Date. Such form shall authorize automatic payroll deductions from a Participant's Compensation for each pay period commencing on the Offering Commencement Date next succeeding receipt of the timely filed authorization form by the designated party (or such other date as may be designated by the Plan Administrator), and continuing until (i) the Participant changes the amount of such payroll deductions pursuant to Section 3.3(C), (ii) the Participant becomes an ineligible Employee or withdraws from participation in the Plan pursuant to Article III, (iii) the Plan is suspended or terminated pursuant to Section 7.11, or (iv) the Committee otherwise determines.

         B. AMOUNT OF PAYROLL DEDUCTIONS; CALENDAR YEAR LIMIT. The payroll deductions authorized by the Participant shall be in whole percentages, not less than 1% and not more than 10% of Compensation, for each pay period, in effect on the date the payroll deductions to which the authorization form relates are made. Purchases under the Plan will be limited to the lesser of (i) $10,000 of the Fair Market Value of Shares (determined as of the Offering Commencement Date), or
         (ii) six hundred (600) Shares for each calendar year (or at such other limit as determined by the Committee).

         C.       CHANGES IN PAYROLL DEDUCTIONS. Subject to Section 3.3(B), a

         Participant may increase or decrease the amount of payroll deductions previously authorized by filing a properly completed change form, or such other authorization as the Plan Administrator shall require, with the party and by the date designated by the Plan Administrator. Such change shall be made in whole percentages of Compensation, and shall be effective beginning on the Offering Commencement Date next succeeding the receipt of the timely filed change form by the designated party (or such other date as may be designated by the Plan Administrator).

         D. PARTICIPANT'S ACCOUNT. The Company shall cause to be maintained payroll deduction Accounts for all Participants. Payroll deductions made from a Participant's Compensation shall be credited to the Participant's Account, and shall be applied for the purchase of Shares pursuant to Article IV. No interest shall be paid or allowed on any payroll deductions credited to a Participant's Account.

3.4      WITHDRAWAL FROM PARTICIPATION

         A. IN GENERAL. A Participant may withdraw from participation in the Plan at any time up to ten (10) business days prior to the Offering Termination Date by filing a properly completed withdrawal form, or such other authorization as the Plan Administrator shall require, with the party and by the date designated by the Plan Administrator. As soon as practicable after receipt of the timely filed withdrawal form by the designated party, (i) all payroll deductions then credited to the Participant's Account which have not already been applied for the purchase of Shares hereunder shall be paid to the Participant, and (ii) no further payroll deductions shall be made from the Participant's Compensation and no Options shall be granted to the Participant during any Offering commencing thereafter, unless the Participant elects again to participate in the Plan pursuant to Section 3.3. Partial withdrawals from participation shall not be permitted.

         B.       TERMINATION OF EMPLOYMENT.

                  (i) If a Participant ceases to be an Employee for any reason other than death or retirement, on or before the last working day preceding the 10th day prior to any Offering Termination Date, the Participant shall be deemed to have filed a withdrawal form in accordance with Section 3.4(A) on the date such Participant ceases to be an Employee. If the Participant ceases to be an Employee after such last working day, the Participant shall be deemed to have (x) exercised any outstanding Options in accordance with Article IV, and
         (y) immediately thereafter filed a withdrawal form in accordance with
         Section 3.4(A). The deemed filing of a withdrawal form pursuant to this Section shall have the same consequences as would the actual filing of a withdrawal form pursuant to Section 3.4(A). Shares in the Account of a Participant who experiences a termination of employment under the circumstances described in this Section 3.4(B) (i) will continue to be subject to the twelve (12)-month restriction period as discussed in Section 4.2(B) (iv).

                  (ii) In the event of the retirement or death of a Participant, prior to an

         Offering Termination Date, the Participant or his personal representative shall receive the Shares to which the Participant would have been entitled to receive as a result of such Participant's payroll deductions, for the current Offering up to the time of retirement or death. Shares in the Account of a Participant who experiences a termination of employment described in this Section 3.4(B) (ii) will not be subject to the twelve-month restriction period described in
         Section 4.2(B) (iv).

                                   ARTICLE IV
                        GRANTING AND EXERCISE OF OPTIONS

4.1      GRANTING OF OPTIONS

         A. QUARTERLY OFFERINGS. The Plan shall be implemented by Offerings to Participants of Options to purchase Shares. Offerings shall be made each calendar quarter. Each Offering shall commence on the Offering Commencement Date and shall terminate on the Offering Termination Date. The first Offering Commencement Date shall be the Effective Date of the Plan as provided in Section 7.8. Offerings shall continue to be made under the Plan until the later of (i) the date the maximum number of Shares identified in Article V has been purchased pursuant to Options granted hereunder, or (ii) the Plan is terminated or suspended pursuant to Section 7.11. The Committee shall have the power to change the duration of Offerings (including the commencement dates thereof) with respect to future Offerings, without shareholder approval, if such change is announced at least two (2) days prior to the scheduled beginning of the first Offering to be affected thereafter.

         B. GRANTING OF OPTIONS. On the Offering Commencement Date for each Offering period, a Participant automatically shall be granted a separate Option to purchase for the applicable Exercise Price a maximum number of Shares equal to the accumulated payroll deductions credited to the Participant's Account as of the Offering Termination Date for such period, divided by 85% of the lesser of (i) the Fair Market Value of the Shares on the Offering Commencement Date, or (ii) the Fair Market Value of the Shares on the Offering Termination Date.

         C. EXERCISE PRICE. The Exercise Price for Options granted hereunder shall be set by the Committee, provided, however, that the Exercise price shall not be less than 85% of the lesser of (i) the Fair Market Value of the Shares on the Offering Commencement Date, or
         (ii) the Fair Market Value of the Shares on the Offering Termination Date. Unless otherwise provided by the Committee prior to the commencement of an Offering, the Exercise Price for that Offering shall be 85% of the lesser of (i) the Fair Market Value of the Shares on the Offering Commencement Date, or (ii) the Fair Market Value of the Shares on the Offering Termination Date.

4.2      EXERCISE OF OPTIONS

         A. AUTOMATIC EXERCISE. Except as otherwise provided in the Plan or determined by the Committee, an Option granted to a Participant hereunder shall be deemed to have been exercised automatically on the Offering Termination Date applicable to such Option. Such exercise shall be for the purchase, on or as soon as practicable after the Offering Termination Date, of the number of full and/or fractional Shares that the accumulated payroll deductions credited to the Participant's Account as of the Offering Termination Date will purchase at the applicable Exercise Price (but not in excess of the number of Shares for which an Option has been granted to the Participant pursuant to Section 4.1). The Participant's Account shall be charged for the amount of the purchase, and the Participant's ownership of the Shares purchased shall be appropriately evidenced on the books of the Company.

         B.       RESTRICTIONS ON EXERCISE OF OPTIONS

                  (i) EXERCISE OF OPTIONS. As required by Code Section 423, any Option granted hereunder shall in no event be exercisable after the expiration of twenty-seven (27) months following the Offering Commencement Date applicable thereto.

                  (ii) EXERCISE BY THE PARTICIPANT ONLY. During the Participant's lifetime, any Option granted to the Participant shall be exercisable only by such Participant.

                  (iii) OTHER RESTRICTIONS. Under no circumstances shall any Option be exercised, nor shall any Shares be issued hereunder, until such time as the Company shall have complied with all applicable requirements of (a) the Act, (b) all applicable listing requirements of any securities exchange on which the Shares are listed, and (c) all other applicable requirements of law or regulation.

                  (iv) HOLDING PERIOD. Shares purchased pursuant to this Plan may not be sold, assigned, transferred, pledged, exchanged, encumbered or otherwise disposed of in any way (other than by will or the laws of descent or distribution) during the applicable Holding Period, except in the event of Death or Disability as discussed in
         Section 3.4(B); provided, however, that the Committee, in its discretion, may shorten the Holding Period or otherwise provide for the lapse of any restrictions outstanding on any Shares. All certificates issued to Participants following each Offering Termination Date shall bear a legend in substantially the following form:

                  The shares represented by this certificate may not be sold, assigned, transferred, pledged, exchanged, encumbered or otherwise disposed of in any way (other than by will or the laws of descent and distribution) for a period commencing on [insert applicable Purchase Date] and ending one (1) year thereafter (the "Holding Period"); provided, however, that the committee administering the Allied Holdings, Inc. 1999 Employee Stock Purchase Plan, in its discretion, may shorten the Holding Period or otherwise provide for the lapse of any restrictions outstanding on any such shares.

         C. ISSUANCE OF CERTIFICATES. Certificates with respect to Shares purchased hereunder shall be issued to the Participant upon request by the Participant to the Transfer Agent. The Transfer Agent shall issue and deliver such certificates as soon as practicable after receipt of such a request. The Participant shall pay any fees charged by the Transfer Agent for its services. The Company shall not be required to issue any certificates for fractional Shares. If a Participant requests certificates for Shares for the purpose of disposing of all of the Participant's Shares, the Company shall pay to the Participant cash in lieu of any fractional Shares, based on the Fair Market Value of such fractional Shares as of the date of the issuance of such certificates.

         D. REGISTRATION OF CERTIFICATES. Certificates shall be registered only in the name of the Participant or the Participant and his or her spouse.

         E. RIGHTS AS A SHAREHOLDER. The Participant shall have no rights or privileges of a shareholder of the Company with respect to Options granted or Shares purchased hereunder, unless and until such Shares shall have been appropriately evidenced on the books of the Company.

                                   ARTICLE V
                                     STOCK

5.1 MAXIMUM SHARES. The maximum aggregate number of Shares which may be purchased under the Plan shall be 350,000, subject to adjustment upon certain corporate changes as provided in Section 5.2. If the total number of Shares for which Options are exercised on any Offering Termination Date exceeds such maximum number, the Committee shall make a pro rata allocation of the Shares available for purchase in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the Account of each Participant shall, to the extent not applied for the purchase of Shares, be refunded to the Participants as soon as practicable thereafter.

5.2 ADJUSTMENT UPON CORPORATE CHANGES. In the event of any stock dividend, stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders (other than ordinary cash dividends), exchange of Shares, or other similar corporate change with respect to the Company, the Committee (i) shall determine the kind of Shares that may be purchased under the Plan after such event, and (ii) may, in its discretion, adjust the aggregate number of Shares available for purchase under the Plan or subject to outstanding Options and the respective Exercise Prices applicable to outstanding Options. Any adjustment made by the Committee pursuant to the preceding sentence shall be conclusive and binding on the Company and all Employees.

                                   ARTICLE VI
                                 ADMINISTRATION

6.1 APPOINTMENT OF COMMITTEE. Except as otherwise delegated by the Committee pursuant to this Article VI, (i) the Plan shall be administered by the Committee, (ii) the Committee shall have full authority to administer and interpret the Plan in any manner it deems appropriate in its sole discretion, and (iii) the determinations of the Committee shall be binding on and conclusive as to all parties.

6.2 DELEGATION OF CERTAIN AUTHORITY TO PLAN ADMINISTRATOR. Except as otherwise provided in the Plan, required by applicable law, or determined by the Committee, (i) the Plan Administrator shall be responsible for the performance of such administrative duties under the Plan not otherwise reserved to the Committee, (ii) the Plan Administrator shall have full authority to administer and interpret the Plan in any manner it deems appropriate in its sole discretion, and (iii) the determinations of the Plan Administrator shall be binding on and conclusive as to all parties.

6.3 COMPLIANCE WITH APPLICABLE LAW. The Plan shall not be interpreted or administered in any way that would cause the Plan to be in violation of Code
Section 423 or other applicable law.

6.4 EXPENSES. The Company shall pay all expenses related to the administration of the Plan, except charges imposed by the Transfer Agent for issuing certificates for Shares, sales charges and commissions applicable to Shares, charges for back records and research performed at the request of the Participant, and such other expenses as may be designated by the Committee. The Participant shall pay all expenses related to administration of the Plan that are not paid for by the Company.

                                  ARTICLE VII
                                 MISCELLANEOUS

7.1 NO EMPLOYMENT RIGHTS. The Plan shall not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment with the Company. The Plan shall not interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

7.2 RIGHTS NOT TRANSFERABLE. Any rights of the Participant under the Plan shall not be transferred other than (i) by will, (ii) by the laws of descent or distribution, or (iii) pursuant to a qualified domestic relations order, as defined in the Code.

7.3 WITHHOLDING. The Committee shall have the right to make such provisions as it deems appropriate to satisfy any obligation of the Company to withhold federal, state or local income or other taxes incurred by reason of the operation of the Plan.

7.4 DELIVERY OF SHARES TO ESTATE UPON DEATH. In the event of the death of a Participant, any Shares purchased by the Participant hereunder, other than Shares as to which the Participant previously received certificates, shall be issued and delivered to the estate of the Participant as soon as practical thereafter.

7.5 EFFECT OF PLAN. The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of each Participant, including without limitation the Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

7.6 USE OF FUNDS. All funds received or held by the Company pursuant to the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds from its general assets.

7.7 PLAN SHARE PURCHASES. Shares subject to purchase by Participants under the Plan shall, in the discretion of the Committee, be made available from treasury Shares, authorized but unissued Shares, reacquired Shares, and/or Shares purchased on the open market.

7.8 EFFECTIVE DATE. The Plan shall be effective on the first business day of the calendar quarter occurring on or after the later of (i) February 1, 1999, (ii) the effective date of the Form S-8 Registration Statement covering Shares authorized for purchase under the Plan, or (iii) such other date as may be designated by the Committee. The Plan shall remain in effect for a term of ten (10) years thereafter, unless sooner terminated pursuant to Section 7.10.

7.9 AMENDMENTS TO THE PLAN. The Committee may from time to time make amendments to the Plan that it deems advisable and consistent with the purposes of the Plan and applicable law. Notwithstanding the foregoing, no amendment that would (i) effect an increase in the number of Shares which may be purchased under the Plan, which increase is of a type that would require shareholder approval under Code Section 423, or (ii) effect a change in the designation of the corporations whose Employees may be offered Options under the Plan, which change is of a type that would require shareholder approval under Code Section 423, shall become effective unless the shareholder approval required by Code Section 423 is obtained.

7.10 TERMINATION OR SUSPENSION OF THE PLAN. The Committee shall have the power at any time to terminate or suspend the Plan and all rights of Employees under the Plan.

7.11 GOVERNING LAW. The laws of the State of Georgia shall govern all matters relating to the Plan, except to the extent such laws are superseded by the laws of the United States.

7.12 MERGER CLAUSE. The terms of the Plan are wholly set forth in this document, including certain standards of certain other plans which are to be applied to an Employee for purposes of the Plan to the extent provided herein, regardless of whether such Employee is covered under such plans. This Section shall in no way limit the authority of the Committee and the Plan Administrator to administer the Plan as provided herein.

                                     PROXY

                             ALLIED HOLDINGS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby acknowledges receipt of the notice of the annual meeting of the shareholders of Allied Holdings, Inc. (the "Company") to be held on May 12, 1999 at 10:00 a.m., local time, at the Conference Center, Decatur Holiday Inn, 130 Clairemont Avenue, Decatur, Georgia 30030 ("Annual Meeting"), and the Proxy Statement attached thereto, and does hereby appoint Robert J. Rutland and A. Mitchell Poole, Jr., or either of them (with full power to act alone), the true and lawful attorneys(s) of the undersigned with power of substitution, for and in the name of the undersigned, to represent and vote, as designated below, all of the shares of no par value common stock of the Company which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN PROPOSAL NUMBER 1, FOR PROPOSAL NUMBER 2, FOR PROPOSAL NUMBER 3 AND UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDER. THIS PROXY MAY BE REVOKED BY ATTENDING THE MEETING AND VOTING IN PERSON, OR BY FILING A SUBSEQUENT PROXY WITH THE SECRETARY OF THE COMPANY PRIOR TO OR AT THE TIME OF THE MEETING.



SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
   SIDE                                                             SIDE

ALLIED HOLDINGS, INC.
c/o EquiServe
P.O. Box 8040
Boston, MA 02266-8040


    Please Mark
[X] votes as in
    this example.

1.  Election of Directors.

    For Three-Year Terms Expiring Annual Meeting 2002:

    Nominees: Bernard O. De Wulf, Guy W. Rutland, III, Robert R. Woodson

    [ ] FOR ALL NOMINEES,             [ ] WITHHELD FROM ALL NOMINEES
        except as indicated below

    [ ] ________________________________________________________________________
        Instructions: To withhold authority to vote for any individual nominee(s) write that nominee's name on the space provided above.

2.  Proposal to approve the 1999 Employee Stock Purchase Plan.

                     FOR       AGAINST      ABSTAIN
                     [ ]         [ ]          [ ]

3. Proposal to appoint Arthur Andersen LLP as independent auditors of the Company to serve for the 1999 fiscal year.

                     FOR       AGAINST      ABSTAIN
                     [ ]         [ ]          [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                              I hereby revoke all proxies by me heretofore given for any meeting of the shareholders of the Company.

                              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                              PROMPTLY USING THE ENCLOSED POSTAGE PAID
                              ENVELOPE.

                              Please sign your proxy exactly as you name appears at left. When signing as an attorney, executor, administrator, trustee, or guardian, give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in a partnership name by authorized person. WHEN SHARES ARE HELD BY JOINT TENANTS, OR IN THE NAME OF TWO OR MORE PERSONS, ALL SHOULD SIGN.


Signature:________________ Date:_________ Signature:________________ Date:______